Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

February 25, 2026

Coursera, Inc.
2440 West El Camino Real, Suite 500
Mountain View, California 94040

RE:  Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Coursera, Inc., a Delaware public benefit corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-4 of the Company (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to or incorporated by reference therein or attached as an exhibit or schedule thereto) filed with the Securities and Exchange Commission (the “SEC”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of common stock, par value $0.00001 per share, of the Company (the “Shares”), to be issued by the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of December 17, 2025, by and among the Company,  Chess Merger Sub, Inc., a direct wholly owned subsidiary of the Company (“Merger Sub”), and Udemy, Inc. (“Udemy”) (the “Merger Agreement”).

For the purposes of giving this opinion, we have examined (i) the Registration Statement, (ii) the Merger Agreement, (iii) the Amended and Restated Certificate of Incorporation of the Company, (iv) the form of the Company’s Amendment to the Amended and Restated Certificate of Incorporation of the Company, attached to the Registration Statement as Annex B (the “Charter Amendment”) and (v) the Amended and Restated Bylaws of the Company.  We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion.  As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the Shares to be issued by the Company pursuant to and in the manner contemplated by the terms of the Merger Agreement will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the SEC and the Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such Shares will be validly issued, fully paid and nonassessable.

This opinion is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing.  We are members of the bar of the State of New York; the Company is a Delaware public benefit corporation, and we have not considered, and we express no opinion as to, any law other than the DGCL (including the statutory provisions and reported judicial decisions interpreting the foregoing) as in effect on the date hereof.

We hereby consent to be named in the Registration Statement and in the related joint proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the Shares offered pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the SEC promulgated thereunder.  This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz